Exhibit 10.1

NINTH AMENDMENT TO THE FOURTH AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

THIS NINTH AMENDMENT TO FOURTH AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT (this “Amendment”), dated as of September 25, 2013, is entered into by and among the following parties:

(i) FLEETCOR FUNDING LLC, as Seller (the “Seller”);

(ii) FLEETCOR TECHNOLOGIES OPERATING COMPANY, LLC, as Servicer (the “Servicer”);

(iii) MARKET STREET FUNDING LLC (“Market Street”), as a Related Committed Purchaser, as a Conduit Purchaser and as Assignor (as defined below);

(iv) PNC BANK, NATIONAL ASSOCIATION (“PNC”), as a Purchaser Agent and as Assignee (as defined below);

(v) ATLANTIC ASSET SECURITIZATION LLC (“Atlantic”), as a Conduit Purchaser;

(vi) CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as Related Committed Purchaser and Purchaser Agent for Atlantic’s Purchaser Group;

(vii) WELLS FARGO BANK, NATIONAL ASSOCIATION (“Wells”), as a Related Committed Purchaser and as Purchaser Agent for its Purchaser Group; and

(viii) PNC BANK, NATIONAL ASSOCIATION, as Administrator (in such capacity, the “Administrator”).

BACKGROUND

A. The parties hereto are parties to that certain Fourth Amended and Restated Receivables Purchase Agreement dated as of October 29, 2007 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”). Capitalized terms used and not otherwise defined herein have the respective meaning assigned to such terms in the Receivables Purchase Agreement.

B. Market Street, as the assignor (in such capacity, the “Assignor”), desires to sell, assign and delegate to PNC, as the assignee (in such capacity, the “Assignee”), all of the Assignor’s rights under, interest in, title to and obligations under the Receivables Purchase Agreement and the other Transaction Documents (collectively, the “Assigned Documents”), and the Assignee desires to purchase and assume from the Assignor all of the Assignor’s rights under, interest in, title to and obligations under the Assigned Documents.

C. After giving effect to the assignment and assumption contemplated in Section 1 of this Amendment, each of the parties hereto desires that Market Street cease to be a party to the Receivables Purchase Agreement and each of the other Assigned Documents to which it is a party and to be discharged from its duties and obligations as a Purchaser or otherwise under the Receivables Purchase Agreement and each of the other Assigned Documents.

B. The parties hereto desire to amend the Receivables Purchase Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Assignment and Assumption.

(a) Sale and Assignment by Assignor to Assignee. At or before 2:00 pm (New York time) on the date hereof, the Assignee shall pay to the Assignor, in immediately available funds, (i) the amount set forth on Exhibit A hereto (such amount, the “Capital Payment”) representing 100.00% of the aggregate Capital of the Assignor under the Receivables Purchase Agreement on the date hereof and (ii) the amount set forth on Exhibit A hereto representing all accrued but unpaid (whether or not then due) Discount, Fees and other costs and expenses payable in respect of such Capital to but excluding the date hereof (such amount, the “CP Costs and Other Costs”; together with the Capital Payment, collectively, the “Payoff Amount”). Upon the Assignor’s receipt of the Payoff Amount in its entirety, the Assignor hereby sells, transfers, assigns and delegates to the Assignee, without recourse, representation or warranty except as otherwise provided herein, and the Assignee hereby irrevocably purchases, receives, accepts and assumes from the Assignor, all of the Assignor’s rights under, interest in, title to and all its obligations under the Receivables Purchase Agreement and the other Assigned Documents. Without limiting the generality of the foregoing, the Assignor hereby assigns to the Assignee all of its right, title and interest in the Purchased Interest.

Payment of each portion of the Payoff Amount shall be made by wire transfer of immediately available funds in accordance with the payment instructions set forth on Exhibit B hereto.

(b) Removal of Assignor. From and after the Effective Date (as defined below), the Assignor shall cease to be a party to the Receivables Purchase Agreement and each of the other Assigned Documents to which it was a party and shall no longer have any rights or obligations under the Receivables Purchase Agreement or any other Assigned Document (other than such rights which by their express terms survive termination thereof).

(c) Limitation on Liability. Notwithstanding anything to the contrary set forth in this Amendment, the Assignee does not accept or assume any liability or responsibility for any breach, failure or other act or omission on the part of the Assignor, or any indemnification or other cost, fee or expense related thereto, in each case which occurred or directly or indirectly arose out of an event which occurred prior to the Effective Date.

(d) Acknowledgement and Agreement. Each of the parties and signatories hereto (i) hereby acknowledges and agrees to the sale, assignment and assumption set forth in clause (a) above, (ii) expressly waives any notice or other applicable requirements set forth in any Transaction Document as a prerequisite or condition precedent to such sale, assignment and assumption (other than as set forth herein) and (iii) acknowledges and agrees that this Section 1 is in form and substance substantially similar to a Transfer Supplement.

SECTION 2. Joinder.

(a) PNC as a Related Committed Purchaser. From and after the date hereof, PNC shall be a Related Committed Purchaser party to the Receivables Purchase Agreement for all purposes thereof and of the other Transaction Documents as if PNC were an original party to the Receivables Purchase Agreement in such capacity, and PNC assumes all related rights and agrees to be bound by all of the terms and provisions applicable to Related Committed Purchasers contained in the Receivables Purchase Agreement and the other Transaction Documents.

(b) Appointment of PNC as Purchaser Agent of PNC’s Purchaser Group. PNC hereby designates itself as, and PNC hereby agrees to perform the duties and obligations of, the Purchaser Agent for PNC’s Purchaser Group. From and after the date hereof, PNC shall be a Purchaser Agent party to the Receivables Purchase Agreement, for all purposes of the Receivables Purchase Agreement and the other Transaction Documents as if PNC were an original party to the Receivables Purchase Agreement in such capacity, and PNC assumes all related rights and agrees to be bound by all of the terms and provisions applicable to Purchaser Agents contained in the Receivables Purchase Agreement and the other Transaction Documents.

(c) Commitment. The Commitment of PNC under the Receivables Purchase Agreement as a Related Committed Purchaser shall be the applicable amount set forth on Schedule V hereto.

(d) Notice Address. PNC’s address for notices under the Receivables Purchase Agreement in each of its capacities thereunder shall be the following:

Address:	PNC Bank, National Association
Three PNC Plaza
225 Fifth Avenue
Pittsburgh, Pennsylvania 15222
Attention:	Robyn Reeher
Telephone:	412-768-3090
Facsimile:	412-762-9184

(e) Consent to Joinder. Each of the parties hereto consents to the foregoing joinder of PNC as a party to the Receivables Purchase Agreement in the capacities of a Related Committed Purchaser and Purchaser Agent, and any otherwise applicable conditions precedent thereto under the Receivables Purchase Agreement and the other Transactions Documents (other than as set forth herein) are hereby waived.

SECTION 3. Amendments to the Receivables Purchase Agreement. The Receivables Purchase Agreement is hereby amended as follows:

(a) The second paragraph of Section 1.1(c) of the Receivables Purchase Agreement is replaced in its entirety with the following:

Each of the parties hereto hereby acknowledges and agrees that (i) from and after the date hereof, the Purchaser Group that includes Wells, as a Purchaser Agent and as a Purchaser, shall not include a Conduit Purchaser (unless and until a Conduit Purchaser shall later join such Purchaser Group pursuant to the terms hereof), and each request by the Seller for ratable Purchases by the Conduit Purchasers pursuant to Section 1.1(a) shall be deemed to be a request that the Related Committed Purchasers in Wells’ Purchaser Group make their ratable share of such Purchase and (ii) from and after the Ninth Amendment Effective Date, the Purchaser Group that includes PNC, as a Purchaser Agent and as a Purchaser, shall not include a Conduit Purchaser (unless and until a Conduit Purchaser shall later join such Purchaser Group pursuant to the terms hereof), and each request by the Seller for ratable Purchases by the Conduit Purchasers pursuant to Section 1.1(a) shall be deemed to be a request that the Related Committed Purchasers in PNC’s Purchaser Group make their ratable share of such Purchase. For the avoidance of doubt, the Discount with respect to each Portion of Capital funded or maintained by the Related Committed Purchasers in each of Wells’ and PNC’s Purchaser Group shall accrue at the Alternate Rate, rather than the CP Rate.

(b) Each signature block as well as notice information thereunder for Market Street set forth on the signature pages of the Receivables Purchase Agreement are hereby deleted in their entirety.

(c) The following new defined term and definition thereof is added to Exhibit I to the Receivables Purchase Agreement in appropriate alphabetical order:

“Ninth Amendment Effective Date” means the date on which that certain Ninth Amendment to this Agreement, dated as of September 25, 2013, becomes effective in accordance with its terms.

(d) The definition of “Alternate Rate” set forth in Exhibit I to the Receivables Purchase Agreement is replaced in its entirety with the following:

“Alternate Rate” for any day in any Yield Period for any Capital (or portion thereof) funded on such day by any Purchaser other than through the issuance of Notes, means an interest rate per annum equal to: (a) solely with respect to Wells and PNC, as a Purchaser, (i) LMIR for such day or (ii) if LMIR is unavailable pursuant to Section 1.11, the Base Rate for such Yield Period and (b) with respect to any Purchaser other than Wells or PNC, (i) 3.5% per annum above the Euro-Rate for such Yield Period or (ii) if the Euro-Rate is unavailable pursuant to Section 1.11, the Base Rate for such Yield Period; provided, that the “Alternate Rate” for any day while a Termination Event or an Unmatured Termination Event exists shall be an interest rate equal to the greater of (x) 3.0% per annum above the Base Rate in effect on such day and (y) the “Alternate Rate” as calculated in clause (a) or (b) above, as applicable.

(e) The defined term “Market Street” and its related definition set forth in Exhibit I to the Receivables Purchase Agreement are deleted in their entirety.

(f) The definition of “Purchaser Group” set forth in Exhibit I to the Receivables Purchase Agreement is replaced in its entirety with the following:

“Purchaser Group” means, (i) for any Conduit Purchaser, such Conduit Purchaser, its Related Committed Purchasers (if any) and its related Purchaser Agent, (ii) for Wells, Wells, as a Purchaser Agent and as a Related Committed Purchaser and (iii) for PNC, PNC, as a Purchaser Agent and as a Related Committed Purchaser.

(g) The definition of “Yield Period” set forth in Exhibit I to the Receivables Purchase Agreement is amended by replacing each reference to the term “Wells” where it appears therein with a reference to the phrase “Wells or PNC”.

(h) Schedule V to the Receivables Purchase Agreement is replaced in its entirety with Schedule V attached hereto.

(i) Annex B to the Receivables Purchase Agreement is replaced in its entirety with Annex B attached hereto.

(j) Annex F to the Receivables Purchase Agreement is replaced in its entirety with Annex F attached hereto.

SECTION 4. Representations and Warranties of the Seller and Servicer. Each of the Seller and the Servicer hereby represents and warrants, as to itself, to each of the Administrator, each Purchaser and each Purchaser Agent as follows:

(a) the representations and warranties made by it in the Transaction Documents are true and correct as of the date hereof (unless stated to relate solely to an earlier date, in which case such representations or warranties were true and correct as of such earlier date);

(b) no event has occurred and is continuing, or would result from the transactions contemplated hereby, that constitutes a Termination Event or an Unmatured Termination Event, and the Facility Termination Date has not occurred;

(c) the execution and delivery by such Person of this Amendment, and the performance of each of its obligations under this Amendment and the Receivables Purchase Agreement, as amended hereby, are within each of its corporate powers and have been duly authorized by all necessary corporate action on its part; and

(d) this Amendment and the Receivables Purchase Agreement, as amended hereby, are such Person’s valid and legally binding obligations, enforceable in accordance with its terms.

SECTION 5. Effect of Amendment. All provisions of the Receivables Purchase Agreement, as expressly amended and modified by this Amendment, shall remain in full force and effect. After this Amendment becomes effective, all references in the Receivables Purchase Agreement (or in any other Transaction Document) to “this Receivables Purchase Agreement”, “this Agreement”, “hereof”, “herein” or words of similar effect referring to the Receivables Purchase Agreement shall be deemed to be references to the Receivables Purchase Agreement as amended by this Amendment. This Amendment shall not be deemed, either expressly or impliedly, to waive, amend or supplement any provision of the Receivables Purchase Agreement other than as set forth herein.

SECTION 6. Effectiveness. This Amendment shall be effective as of the date hereof (the “Effective Date”) upon the Administrator’s receipt of (a) counterparts of this Amendment duly executed by each of the parties hereto, (b) counterparts of that certain Fee Letter, dated as of the date hereof, by and among each Purchaser Agent, the Seller and the Servicer and (c) confirmation that the Assignor shall have received the Payoff Amount in its entirety in accordance with Section 1 of this Amendment.

SECTION 7. Further Assurances. Each of the Seller and the Servicer hereby agrees to do all such things and execute all such documents and instruments, at the Seller’s sole expense, as the Assignee may reasonably consider necessary or desirable to give full effect to the assignment and assumption set forth in Section 1 of this Amendment.

SECTION 8. No Proceedings. Each of the parties hereto hereby covenants and agrees that it will not institute against, or join any other Person in instituting against, Market Street any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and one day after the latest maturing Note issued by Market Street is paid in full. The provisions of this Section 8 shall survive any termination of the Receivables Purchase Agreement.

SECTION 9. Miscellaneous. This Amendment shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Amendment may be executed in any number of counterparts and by different parties on separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 10. Governing Law. THIS AMENDMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK (INCLUDING FOR SUCH PURPOSE SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).

SECTION 11. Severability. If any one or more of the agreements, provisions or terms of this Amendment shall for any reason whatsoever be held invalid or unenforceable, then such agreements, provisions or terms shall be deemed severable from the remaining agreements, provisions and terms of this Amendment and shall in no way affect the validity or enforceability of the provisions of this Amendment or the Receivables Purchase Agreement.

SECTION 12. Section Headings. The various headings of this Amendment are included for convenience only and shall not affect the meaning or interpretation of this Amendment, the Receivables Purchase Agreement or any provision hereof or thereof.

[SIGNATURES BEGIN ON NEXT PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment by their duly authorized officers as of the date first above written.

FLEETCOR FUNDING LLC, as Seller

By:	/s/ Steven Pisciotta
Name:	Steven Pisciotta
Title:	Treasurer

FLEETCOR TECHNOLOGIES OPERATING COMPANY, LLC, as Servicer

By:	/s/ Steven Pisciotta
Name:	Steven Pisciotta
Title:	Treasurer

S-1	Ninth Amendment to Fourth Amended and Restated Receivables Purchase Agreement (FleetCor)

MARKET STREET FUNDING LLC,
as a Conduit Purchaser, as Related Committed Purchaser and as Assignor

By:	/s/ Doris J. Hearn
Name:	Doris J. Hearn
Title:	Vice President

S-2	Ninth Amendment to Fourth Amended and Restated Receivables Purchase Agreement (FleetCor)

PNC BANK, NATIONAL ASSOCIATION,
as a Purchaser Agent and as Assignee

By:	/s/ Mark S. Falcione
Name:	Mark S. Falcione
Title:	Executive Vice President

S-3	Ninth Amendment to Fourth Amended and Restated Receivables Purchase Agreement (FleetCor)

ATLANTIC ASSET SECURITIZATION LLC, as a Conduit Purchaser

By:	Credit Agricole Corporate and Investment Bank, as attorney-in-fact

By:	/s/ Sam Pilcer
Name:	Sam Pilcer
Title:	Managing Director

By:	/s/ Kostantina Kourmpetis
Name:	Kostantina Kourmpetis
Title:	Managing Director

S-4	Ninth Amendment to Fourth Amended and Restated Receivables Purchase Agreement (FleetCor)

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK,
as Related Committed Purchaser and
Purchaser Agent for Atlantic Asset
Securitization LLC’s Purchaser Group

By:	/s/ Sam Pilcer
Name:	Sam Pilcer
Title:	Managing Director

By:	/s/ Kostantina Kourmpetis
Name:	Kostantina Kourmpetis
Title:	Managing Director

S-5	Ninth Amendment to Fourth Amended and Restated Receivables Purchase Agreement (FleetCor)

WELLS FARGO BANK,
NATIONAL ASSOCIATION,
as Related Committed Purchaser and
Purchaser Agent for its Purchaser Group

By	/s/ Eero Maki
Name:	Eero Maki
Title:	Senior Vice President

S-6	Ninth Amendment to Fourth Amended and Restated Receivables Purchase Agreement (FleetCor)

PNC BANK, NATIONAL ASSOCIATION,
as Administrator

By:	/s/ Mark S. Falcione
Name:	Mark S. Falcione
Title:	Executive Vice President

S-7	Ninth Amendment to Fourth Amended and Restated Receivables Purchase Agreement (FleetCor)

SCHEDULE V

GROUP COMMITMENTS

Purchaser Group of PNC Bank, National Association

Party	Capacity	Maximum Commitment
PNC Bank, National Association	Related Committed Purchaser	$300,000,000
PNC Bank, National Association	Purchaser Agent	N/A

Purchaser Group of Wells Fargo Bank, National Association

Party	Capacity	Maximum Commitment
Wells Fargo Bank, National Association	Related Committed Purchaser	$125,000,000
Wells Fargo Bank, National Association	Purchaser Agent	N/A

Purchaser Group of Credit Agricole Corporate and Investment Bank

Party	Capacity	Maximum Commitment
Atlantic Asset Securitization LLC	Conduit Purchaser	N/A
Atlantic Asset Securitization LLC	Related Committed Purchaser	$75,000,000
PNC Bank, National Association	Purchaser Agent	N/A

Schedule V-1

ANNEX B

FORM OF PURCHASE NOTICE

Dated as of                     , 20

PNC Bank, National Association

Three PNC Plaza

225 Fifth Avenue

Pittsburgh, PA 15222

Attention: Robyn Reeher

Credit Agricole Corporate and Investment Bank New York Branch

1301 Avenue of the Americas

New York, NY 10019

Attention: DCM Securitization

Wells Fargo Bank, National Association

6 Concourse Parkway

Atlanta, GA 30328

Attention: Ryan Tozier

[Each Other Purchaser Agent]

Ladies and Gentlemen:

Reference is hereby made to the Fourth Amended and Restated Receivables Purchase Agreement, dated as of October 29, 2007 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”), among FleetCor Funding LLC (“Seller”), FleetCor Technologies Operating Company, LLC, as Servicer, the various Purchasers and Purchaser Agents from time to time party thereto, and PNC Bank, National Association, as Administrator for each Purchaser Group (in such capacity, the “Administrator”). Capitalized terms used in this Purchase Notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

This letter constitutes a Purchase Notice pursuant to Section 1.2(a) of the Receivables Purchase Agreement. Seller desires to sell an undivided variable interest in a pool of receivables on             , [20    ], for a purchase price of $            1 (of which $             will be funded by PNC, $             will be funded by Wells and $             will be funded by Atlantic. Subsequent to this Purchase, and after giving effect to the increase in the Aggregate Capital, the Purchased Interest will be $            .

[1]	Such amount shall not be less than $500,000 (or such lesser amount as agreed to by the Administrator and the Majority Purchaser Agents) and shall be in integral multiples of $100,000 with respect to each Purchaser Group.

Annex B-1

Seller hereby represents and warrants as of the date hereof, and as of the date of Purchase, as follows:

(i) the representations and warranties contained in Exhibit III of the Receivables Purchase Agreement are true and correct in all material respects on and as the date of such purchase as though made on and of such date (except for representations and warranties which apply as to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date);

(ii) no event has occurred and is continuing, or would result from such purchase, that constitutes a Termination Event or Unmatured Termination Event;

(iii) the Aggregate Capital, after giving effect to any such purchase or reinvestment shall not be greater than the Purchase Limit, and the Purchased Interest will not exceed 100%; and

(iv) the Facility Termination Date has not occurred.

Annex B-2

IN WITNESS WHEREOF, the undersigned has caused this Purchase Notice to be executed by its duly authorized officer as of the date first above written.

FLEETCOR FUNDING LLC

By:
Name Printed:
Title:

Annex B-3

ANNEX F

FORM OF PAYDOWN NOTICE

Dated as of                     , 20

FleetCor Technologies Operating Company, LLC

3091 Governors Lake Drive

Building 100, Suite 100

Norcross, Georgia 30071

Attention: Eric R. Dey

PNC Bank, National Association

225 Fifth Avenue

Pittsburgh, Pennsylvania 15222

Attention: Robyn Reeher

Credit Agricole Corporate and Investment Bank New York Branch

1301 Avenue of the Americas

New York, NY 10019

Attention: DCM Securitization

Wells Fargo Bank, National Association

6 Concourse Parkway

Atlanta, GA 30328

Attention: Ryan Tozier

[Each other Purchaser Agent]

Ladies and Gentlemen:

Reference is hereby made to the Fourth Amended and Restated Receivables Purchase Agreement, dated as of October 29, 2007 (as amended, restated, supplemented or otherwise modified through the date hereof, the “Receivables Purchase Agreement”), among FleetCor Funding LLC, as Seller, FleetCor Technologies Operating Company, LLC, as Servicer, the various Purchasers and Purchaser Agents from time to time party thereto, and PNC Bank, National Association, as Administrator for each Purchaser Group. Capitalized terms used in this paydown notice and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement.

This letter constitutes a paydown notice pursuant to Section 1.4(f)(i) of the Receivables Purchase Agreement. The Seller desires to reduce the Aggregate Capital on             ,

Annex F-1

            2 by the application of $            (of which $            will reduce Capital funded by the PNC Purchaser Group, $            will reduce Capital funded by the Wells Purchaser Group and $            will reduce Capital funded by the Atlantic Purchaser Group) in cash to pay Aggregate Capital and Discount to accrue (until such cash can be used to pay commercial paper notes) with respect to such Aggregate Capital, together with all costs related to such reduction of Aggregate Capital.

[2]	Notice must be given at least one Business Day no later than 2:00 p.m. (New York City time) prior to the date of such reduction for any reduction of the Aggregate Capital less than or equal to $15,000,000 (or such greater amount as agreed to by the Administrator and the Majority Purchaser Agents) and at least three Business Days prior to the date of such reduction for any reduction of the Aggregate Capital greater than $15,000,000.

Annex F-2

IN WITNESS WHEREOF, the undersigned has caused this paydown notice to be executed by its duly authorized officer as of the date first above written.

FLEETCOR FUNDING LLC

By:
Name:
Title:

Annex F-3

EXHIBIT A

ASSIGNMENTS AND PAYMENT AMOUNTS

Section 1.

Capital Payment:	$286,500,000.00

Section 2.

Discount:	$0
Fees:	$0
Other Amounts:	$0
CP Costs and Other Costs:	$0

Exhibit A-1

EXHIBIT B

WIRING INSTRUCTIONS

Wiring instructions with respect to amounts payable to the Assignor:

Bank Name:	PNC Bank, National Association
ABA #:	[redacted]
Account #:	[redacted]
Account Name:	[redacted]
Reference:	Fleetcor Funding LLC

Exhibit B-1